Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333- 248233) and Form S-8 (Nos. 333-132293, 333-58320, 333-59354, 333-156471, 333-151746, 333-159814, 333-196124 and 333-196125) of Flowers Foods, Inc. of our report dated February 24, 2021 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

Atlanta, Georgia

February 24, 2021